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                                                                    EXHIBIT 99.2

                          PHOENIX FOOTWEAR GROUP, INC.

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FOR IMMEDIATE RELEASE

            PHOENIX FOOTWEAR SIGNS DEFINITIVE ACQUISITION AGREEMENT
                             WITH H.S. TRASK & CO.

CARLSBAD, CALIFORNIA, JUNE 16, 2003 - Phoenix Footwear Group, Inc. (AMEX:
PXG) announced today that it has signed a definitive agreement to acquire all of the outstanding stock of H.S. Trask & Co. in exchange for a combination of cash and shares of Phoenix Footwear. The acquisition is subject to customary conditions, including approval of the transaction by H.S. Trask's stockholders. Additional terms were not disclosed. The transaction is expected to close in or prior to August 2003.

The shares of Phoenix Footwear common stock to be issued in connection with the acquisition have not been registered under the Securities Act of 1933 (the "Securities Act") and may not be offered or sold in the United States except pursuant to an effective registration or an applicable exemption from the registration requirements of the Securities Act. Pursuant to the agreement, Phoenix Footwear has agreed to file a registration statement covering such shares with the Securities and Exchange Commission following the closing of the transaction. This news release shall not constitute an offer to sell or solicitation of an offer to buy shares of H.S. Trask. This news release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, statements concerning, the approval of the proposed transaction by H.S. Trask's stockholders and the satisfaction of other conditions, the consummation of the proposed transaction. Although Phoenix Footwear believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Phoenix Footwear or any other person that the objectives and plans of Phoenix Footwear will be achieved. The Company assumes no duty to update any forward-looking statements.

ABOUT PHOENIX FOOTWEAR GROUP, INC.

Phoenix Footwear Group, Inc., headquartered in Carlsbad, California, designs, develops and markets casual and dress footwear. The Company's premium footwear brands include the Trotters(R) and SoftWalk(R) lines. The Company was ranked by Footwear News as the fastest growing footwear firm during the three-year period of 1999 to year-end 2001. Phoenix Footwear Group, Inc is traded on the American Stock Exchange under the symbol PXG.

CONTACTS:

Kenneth Wolf
Chief Financial Officer
Phoenix Footwear Group, Inc.
(760) 602-9688
or
Todd St.Onge
Brainerd Communicators, Inc.
(212) 986-6667